                                                                    Exhibit 10.9

                              EMPLOYMENT AGREEMENT
                              --------------------

         This Agreement is made as of the ___ day of _______________, 1995 between Pamarco, Incorporated, a Maryland corporation (the "Company"), and Larry
A. Handeli (the "Employee").

                                    RECITALS
                                    --------

         The Employee has been an executive employee of the Company prior to the date hereof. The Company desires to continue the employment of the Employee, and the Employee desires to continue working for the Company, upon the terms and conditions hereinafter set forth.

                                   WITNESSETH:
                                   -----------

         NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, the parties hereto, each intending to be legally bound hereby, agree as follows:

1.       EMPLOYMENT.

         The Company hereby continues the employment of the Employee as an executive-level employee, and the Employee hereby accepts such continued employment, for the Employment Term specified in Section 3 (the "Employment Term"). During the Employment Term, the Employee shall perform such duties as are assigned by any senior officer or the Board of Directors of the Company.

2.       PERFORMANCE.

         The Employee shall devote his entire business efforts to the performance of his duties hereunder; provided, however, that the Employee may engage in personal investment activities so long as they do not interfere with the performance of his duties hereunder.

3.       TERM.

         Unless otherwise terminated in accordance with Sections 6 or 7, the Employment Term shall be for an initial term of one year from the date of this Agreement and shall automatically continue thereafter for successive one-year renewal terms unless one party provides the other with at least 90 days' prior written notice that the then current term shall not be extended.

4.       COMPENSATION FOR EMPLOYMENT.

         (a) The basic annual rate of compensation of the Employee for his employment services to the Company hereunder shall be $96,305 (the "Salary"), which the Company shall pay to the Employee in equal installments in accordance with the Company's payroll payment schedule in effect from time to time. The Salary may be adjusted upward as the Board of Directors of the Company (the "Board") may approve, in its sole discretion, from time to time, but the Salary shall not be decreased.

         (b) Commencing January 1, 1996, the Employee shall be entitled to a bonus or such other incentive compensation as may be provided under any plan or program established from time to time by the Board, in its sole discretion. Through December 31, 1995, the Employee shall be entitled to an annual bonus payable in accordance with the terms of the Company's Executive Committee Incentive Program - 1993, with the following modification: for the period January 1 through December 31, 1995, the Board, in its sole discretion, shall establish a budget for pre-tax income in accordance with generally accepted accounting principles consistently applied and the Employee's bonus will vary as a percentage of Salary in relation to the percentage achievement of that budget as follows:

       Percentage of              Percentage of Salary
      Budget Attained               Earned as Bonus
      ---------------------------------------------

           <90%                            0%
            90%                           10%

           100%                           20%
           110%                           30%
           125%                           35%

For percentage of budget achievement between the benchmarks, the percentage of Salary shall be linearly interpolated, provided that no bonus shall be paid for achievement less than 90% of budget and the maximum bonus shall be 35% of Salary in any event.

         (c) During the Employment Term, the Company shall provide, the Employee with fringe benefits that are substantially equivalent to the fringe benefits specified on Exhibit "A" (the "Fringe Benefits").

5.       TERMINATION WITHOUT COMPENSATION.

         (a) TOTAL DISABILITY. If the Employee becomes totally disabled (as defined below), the Employment Term may be terminated by the Company, and the Company shall have no further liability or obligation to the Employee hereunder except as follows: the Employee shall receive (i) any unpaid Salary and Fringe Benefits that have accrued through the date of termination; (ii) continued Salary for three months following the date he is considered totally disabled and a proportionate share of any bonus otherwise payable in accordance with the provisions of Section 4 for the calendar year in which he is considered to be totally disabled, determined in the same manner as in Section 6 and (iii) whatever benefits that he may be entitled to receive under any then existing disability benefit plans of the Company, including any such plans included in the Fringe Benefits. For the purposes hereof, the Employee shall be deemed to be "totally disabled" if the Employee is considered totally disabled under the Company's group disability plan in effect at that time, if any, or in the absence of any such plan, under applicable Social Security regulations. In the event of any


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dispute as to the disability of the Employee under this Section 6(b), the
Employee shall submit to a physical examination by a licensed physician mutually satisfactory to the Company and the Employee, the cost of such examination to be paid by the Company, and the determination of such physician shall be determinative.

         (b) DEATH. If the Employee dies, this Employment Agreement shall terminate, and thereafter the Company shall not have any further liability or obligation to the Employee, his executors, administrators, heirs, assigns or any other person claiming under or through him except that the Employee's estate shall receive any unpaid Salary and Fringe Benefits that have accrued through the date of termination.

         (c) CAUSE. The Company may terminate the Employment Term for "cause" by giving the Employee 30 days' notice of the termination date, and thereafter the Company shall not have any further liability or obligation to the Employee, except that the Employee shall receive any unpaid Salary and Fringe Benefits that have accrued through the date of termination, net of any liabilities that the Employee may have to the Company. For purposes of this Agreement, "cause" shall mean the failure of the Employee to observe or perform (other than by reason of illness, injury or incapacity) any of the material terms or provisions of this Agreement, dishonesty, willful misconduct, material neglect of the Company's business, conviction of a felony or other crime involving moral turpitude, misappropriation of funds or habitual insobriety.

6.       TERMINATION WITH COMPENSATION.

         (a) NON-RENEWAL OF TERM. The Employment Term may be terminated by either party hereto as of the end of the initial term or any renewal term then in effect by giving written notice of the intention to terminate the Employment Term at least 90 days prior to the proposed termination date. Under such circumstances, the Company shall provide the Employee with the Termination Compensation specified in Section 6(c).

         (b) WITHOUT CAUSE. The Company shall have the right to terminate the Employment Term without cause at any time by giving the Employee 30 days' notice of the termination date. Under such circumstances, the Company shall provide the Employee with the Termination Compensation specified in Section 6(c).

         (c) TERMINATION COMPENSATION. The "Termination Compensation" shall consist of the following: (i) the payment of the Employee's Salary under Section 4(a), at the level in effect at the date of termination for 12 months after the termination date, (ii) provision of the Fringe Benefits specified on Exhibit "B" for 12 months unless a different term is specified on Exhibit "B"; provided, however, that such Fringe Benefits shall not continue in effect for any period during which the Company is precluded from continuing the Employee's participation in the plan or program under which any such Fringe Benefit is provided by reason of the terms of such plan or program or of any applicable law or regulation, including the Federal tax law regarding discrimination and (iii) for the calendar year in which the termination occurs, payment of a proportionate bonus under Section 4(b) calculated by assuming that the Employee remained employed for the full year and multiplying the bonus that otherwise would have been due by a fraction the numerator of which is the number of full


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months the Employee was actually employed by the Company during such calendar year and the denominator of which is 12. Such bonus payment shall be made at the same time as the Company pays bonuses to other executives for that year. The Employee shall not be entitled to any Termination Compensation under this
Section 6 unless the Employee executes and delivers to the Company after a notice of termination a release in a form satisfactory to the Company in its sole discretion by which the Employee releases the Company from any obligations and liabilities of any type whatsoever, except for the Company's obligation to provide the Salary, Fringe Benefits and bonus specified in this Section 6. The parties hereto acknowledge that the Salary, Fringe Benefits and bonus to be provided under this Section 6 are to be provided in consideration for the above-specified release.

         (d) EXCLUSIVITY. Upon any termination by the Company under Section 6(a) or Section 6(b), the Company shall not have any obligation to the Employee, his executors, administrators, heirs, assigns or any other person claiming under or through him other than to provide the Termination Compensation under the terms and conditions of Section 6(c). Upon any termination by the Employee under
Section 6(a), the Company shall not have any further liability or obligation to the Employee, his executors, administrators, heirs, assigns or any other person claiming under or through him except to provide to the Employee any unpaid Salary and Fringe Benefits that shall have accrued to him through the date of termination.

7.       INVENTIONS, DESIGNS AND PRODUCT DEVELOPMENTS.

         All inventions, innovations, designs, ideas and product developments (collectively, the "Developments"), developed or conceived by the Employee, solely or jointly with others, whether or not patentable or copyrightable, at any time during the Employment Term or during any other period that he provided services to the Company as an employee, independent contractor or otherwise, and that relate to the actual or planned business activities of the Company and all of the Employee's right, title and interest therein, shall be the exclusive property of the Company. The Employee hereby assigns, transfers and conveys to the Company all of his right, title and interest in and to any and all such Developments. The Employee shall disclose fully, as soon as practicable and in writing, all Developments to the Board. At any time and from time to time, upon the request of the Company, the Employee shall execute and deliver to the Company any and all instruments, documents and papers, give evidence and do any and all other acts that, in the opinion of counsel for the Company, are or may be necessary or desirable to document such transfer or to enable the Company to file and prosecute applications for and to acquire, maintain and enforce any and all patents, trademark registrations or copyrights under United States or foreign law with respect to any such Developments or to obtain any extension, validation, re-issue, continuance or renewal of any such patent, trademark or copyright. The Company will be responsible for the preparation of any such instruments, documents and papers and for the prosecution of any such proceedings and will reimburse the Employee for all reasonable expenses incurred by him in compliance with the provisions of this Section.


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8.       CONFIDENTIAL INFORMATION.

         (a) The Employee has had and will have possession of or access to confidential information relating to the business of the Company, including writings, equipment, processes, drawings, reports, manuals, invention records, financial information, business plans, customer lists, the identity of or other facts relating to prospective customers, inventory lists, arrangements with suppliers and customers, computer programs, or other material embodying trade secrets, customer or product information or technical or business information of the Company. All such information, other than any information that is in the public domain through no act or omission of the Employee or which he is authorized to disclose, is referred to collectively as the "Company Information." During and after the Employment Term, the Employee shall not (i) use or exploit in any manner the Company Information for himself or any person, partnership, association, corporation or other entity other than the Company,
(ii) remove any Company Information, or any reproduction thereof, from the possession or control of the Company or (iii) treat Company Information otherwise than in a confidential manner.

         (b) All Company Information developed, created or maintained by the Employee, alone or with others while employed by the Company or during any other period that he provided services to the Company as an employee, independent contractor or otherwise, and all Company Information maintained by the Employee thereafter, shall remain at all times the exclusive property of the Company. The Employee shall return to the Company all Company Information, and reproductions thereof, whether prepared by him or others, that are in his possession immediately upon request and in any event upon the completion of his employment by the Company.

9.       REMEDIES.

         The Employee expressly acknowledges that the remedy at law for any breach of Sections 7 and 8 will be inadequate and that upon any such breach or threatened breach, the Company shall be entitled as a matter of right to injunctive relief in any court of competent jurisdiction, in equity or otherwise, and to enforce the specific performance of the Employee's obligations under these provisions without the necessity of proving the actual damage to the Company or the inadequacy of a legal remedy. Subject to the remainder of this
Section 10, the rights conferred upon the Company by the preceding sentence shall not be exclusive of, but shall be in addition to, any other rights or remedies which the Company may have at law, in equity or otherwise.

10.      GENERAL.

         (a) GOVERNING LAW. The terms of this Agreement shall be governed by the laws of the State of New Jersey.


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         (b) COMPANY. For purposes of Sections 7, 8 and 9, the term "Company"
shall be deemed to include any incorporated or unincorporated subsidiaries or affiliates of the Company, including Pamarco Europe Ltd. and any majority-owned subsidiaries thereof.

         (c) BINDING EFFECT. All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit and be enforceable by the respective heirs, representatives, successors (including any successor as a result of a merger or similar reorganization) and assigns of the parties hereto, except that the duties and responsibilities of the Employee hereunder are of a personal nature and shall not be assignable in whole or in part by the Employee.

         (d) NOTICES. All notices required to be given under this Agreement shall be in writing and shall be deemed to have been given when personally delivered or when mailed by registered or certified mail, postage prepaid, return receipt requested, or when sent by Federal Express or other overnight delivery service, addressed as follows:

                  TO EMPLOYEE:

                           Larry A. Handeli
                           [insert home address]

                  TO THE COMPANY:

                           Pamarco, Incorporated
                           c/o Bradford Ventures, Ltd.
                           1212 Avenue of the Americas
                           New York, New York 10036
                           Attention: Thomas L. Ferguson

         (e) ENTIRE AGREEMENT; MODIFICATION. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and may not be modified or amended in any way except in writing by the parties hereto.

         (f) DURATION. Notwithstanding the termination of the Employment Term and of the Employee's employment by the Company, this Agreement shall continue to bind the parties for so long as any obligations remain under the terms of this Agreement.

         (g) WAIVER. No waiver of any breach of this Agreement shall be construed to be a waiver as to succeeding breaches.


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

         (h) SEVERABILITY. If any provision of this Agreement or application thereof to anyone under any circumstances is adjudicated to be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect any other provisions or applications of this Agreement which can be given effect without the invalid or unenforceable provision or application and shall not invalidate or render unenforceable such provision in any other jurisdiction.

         IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have hereunto duly executed this Agreement as of the day and year first written above.

                                                  PAMARCO, INCORPORATED


                                                  By:
                                                     --------------------------



                                                   -----------------------------
                                                   LARRY A. HANDELI


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

                                                                       EXHIBIT A

                                 FRINGE BENEFITS
                                 ---------------

         (a) Medical, dental, term life, disability and travel accident insurance coverage, all at levels comparable to those provided to Handeli on the date hereof.

         (b) Participation in any pension and 401(k) savings plans maintained by the Company from time to time, all at levels comparable to those provided to Handeli on the date hereof.

         (c) Provision to Handeli of a late model automobile comparable to that provided to Handeli on the date hereof, including all related fuel, maintenance, repair, insurance and other costs.

         (d) Reimbursement, in accordance with the Company's policies, upon proper accounting, of reasonable expenses and disbursements incurred by Handeli in the course of his duties.

         (e) Reimbursement of CPE course tuition as provided on the date hereof.

         (f) Paid holidays in accordance with the Company's policies.

         (g)  Paid vacation of five weeks per year.



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                                                                       EXHIBIT B

                                 FRINGE BENEFITS
                                 ---------------

         (a) Medical, dental, term life, disability and travel accident insurance coverage, all at levels comparable to those provided to Handeli on the date hereof.

         (b) To the extent permitted for a non-employee under the terms of such plans, participation in any pension and 401(k) savings plans maintained by the Company from time to time, all at levels comparable to those provided to Handeli on the date hereof.

         (c) Provision to Handeli for a period of three months of a late model automobile comparable to that provided to Handel on the date hereof, including all related fuel, maintenance, repair, insurance and other costs.

                        AMENDMENT TO EMPLOYMENT AGREEMENT

         This Amendment to Employment Agreement (the "Amendment") is made as of April ___, 1997, to that certain Employment Agreement dated as of January 1, 1995 (the "Employment Agreement") between Pamarco, Incorporated and Larry A. Handeli (the "Employee"). Pamarco, Incorporated has assigned its rights, title and interests in the Employment Agreement to Pamarco Technologies Inc. ("PTI"), and PTI has assumed all of Pamarco, Incorporated's obligations under the Employment Agreement, pursuant to that certain Assignment and Assumption Agreement dated as of January 1, 1997 by and among Pamarco, Incorporated, PTI and the Employee.

         WHEREAS, PTI and the Employee desire to amend the Employment Agreement and PTI and the Employee are willing to affect such Amendment.

         NOW, THEREFORE, in consideration of the premises and intending to be legally bound hereby, the parties hereto agree as follows:

         1. AMENDMENT AND RESTATEMENT OF SECTION 6(a). Section 6(a) of the Employment Agreement shall be deleted in its entirety and replaced with the following:

                  "(a) NON-RENEWAL OF TERM. The Employment Term may be terminated by either party hereto as of the end of the initial term or any renewal term then in effect by giving written notice of the intention to terminate the Employment Term at least 90 days prior to the proposed termination date. Upon termination by the Company pursuant to this Section 6(a), the Company shall provide the Employee with the Termination Compensation specified in Section 6(c)."

         2. AMENDMENT AND RESTATEMENT OF SECTION 6(c). Section 6(c) of the Employment Agreement shall be deleted in its entirety and replaced with the following:

                  "(c) TERMINATION COMPENSATION. The "Termination Compensation" shall consist of the following: (i) payment of the Employee's Salary under Section 4(a), at the level in effect at the date of termination, for 18 months after the termination date, (ii) provision of the Fringe Benefits specified on Exhibit "B" for 18 months unless a different term is specified on Exhibit "B"; provided, however, that such Fringe Benefits shall not continue in effect for any period during which the Company is precluded from continuing the Employee's participation in the plan or program under which any such Fringe Benefit is provided by reason of the terms of such plan or program or of any applicable law or regulation, including the Federal tax law regarding discrimination and
         (iii) for the calendar year in which the termination occurs, payment of a proportionate bonus under Section 4(b) calculated by assuming that the Employee remained employed for the full year and multiplying the bonus that otherwise would have been due by a fraction the numerator of which is the number of full months the Employee was actually employed by the Company during such calendar year and the denominator of which is 12. Such bonus payment shall be made at the same time as the Company pays bonuses to other executives for that year. The Employee shall not be entitled to any Termination Compensation under this Section 6 unless the Employee executes and delivers to the Company after a notice of termination a release in a form satisfactory to the Company in its sole discretion by which the Employee releases the Company from any obligations and liabilities of any type whatsoever, except for the Company's obligation to provide the Salary, Fringe Benefits and bonus specified in this Section 6. The parties hereto acknowledge that the Salary, Fringe Benefits and bonus to be provided under this Section 6 are to be provided in consideration for the above-specified release."

         3. COUNTERPARTS. This Amendment may be signed in any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

         4. MISCELLANEOUS. Except as herein modified and amended, all terms and conditions of the Employment Agreement shall remain unchanged and in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

                                                  PAMARCO TECHNOLOGIES INC.


                                                  BY:___________________________
                                                     Name:
                                                     Title:



                                                  LARRY A. HANDELI


                                                  ______________________________